RESTRICTED SHARE UNIT AGREEMENT THIS RESTRICTED SHARE UNIT AGREEMENT, is made by and between Tractor Supply Company, a Delaware corporation hereinafter referred to as “Company,” and the above- referenced Participant (“Grantee”): WHEREAS, the Company wishes to afford the Grantee the opportunity to acquire shares of Common Stock or their economic equivalent; and WHEREAS, the Company wishes to carry out the Company’s 2018 Omnibus Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Restricted Share Unit Agreement); and WHEREAS, the Compensation and Human Capital Committee of the Board of Directors (the “Committee”), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant Restricted Share Units, as defined in Section 2(x) of the Plan, provided for herein to the Grantee as an inducement to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Share Units; NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows: Section 1. Grant of Restricted Share Units 1.1 Grant of Restricted Share Units. In consideration of the Grantee`s agreement to provide services to the Company or its Subsidiaries, and for other good and valuable consideration, on the date listed hereof the Company grants to the Grantee the number of Restricted Share Units set forth above (the “Award”), subject to the conditions described in Section 2 as well as the other provisions of this Restricted Share Unit Agreement and the terms of the Plan. 1.2 Adjustments in Restricted Share Units. The Committee shall make adjustments with respect to this Restricted Share Units grant in accordance with the provisions of Section 4.2 of the Plan. 1.3 Protective Agreement. Notwithstanding anything herein to the contrary, Grantee acknowledges and understands that the Award granted hereby is contingent upon Grantee’s execution of the Protective Agreement attached hereto as Exhibit A, which Grantee is executing contemporaneously with this Agreement. In the event Grantee breaches any provisions of the Protective Agreement (including, for the avoidance of doubt, following a termination of employment under Section 2.2), the Restricted Share Units shall be automatically forfeited without consideration effective as of the date on which such breach first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Grantee shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of Grantee’s breach of the Protective Agreement. Without limiting the foregoing, to the extent permitted under applicable law, any Shares that have previously been delivered to Grantee or Grantee’s beneficiaries or heirs on vesting of the Restricted Share Units, and which are still held

2 by Grantee or Grantee’s beneficiaries or heirs as of the date of such breach, shall immediately be forfeited without consideration. Section 2. Vesting 2.1 Vesting of Restricted Share Units. Subject to Sections 2.2 and 2.3, one-third of the Restricted Share Units awarded under this Restricted Share Unit Agreement shall vest on the third anniversary of the date of this Restricted Share Unit Agreement and on each anniversary thereafter such that 100% of the Restricted Share Units granted under this Restricted Share Unit Agreement shall be vested in full on the fifth anniversary of the date of this Restricted Share Unit Agreement (each, a “Normal Vesting Date”). 2.2 Acceleration of Vesting. (a) Notwithstanding Section 2.1, if the Grantee’s employment with the Company is terminated on account of Grantee’s Retirement, then Grantee shall vest in the number of Restricted Share Units that would have vested if the Grantee had remained employed with the Company through the end of the calendar year in which such termination occurs and any remaining Restricted Share Units shall be forfeited. (b) Notwithstanding Section 2.1, unless otherwise provided in another contractual agreement between the Company and Grantee, if within one year following a Change in Control, the Grantee’s employment with the Company (or its successor) is terminated by reason of (i) for Good Reason by the Grantee or (ii) involuntary termination by the Company for any reason other than for Cause, all Restricted Share Units granted hereunder shall vest in full as of the date of such termination. 2.3 Risk of Forfeiture. Subject to Sections 2.1 and 2.2, upon a termination of employment with the Company, Grantee shall forfeit any non-vested Restricted Share Units. 2.4 Conditions to Issuance of Stock Certificates. Any shares of Company Stock deliverable upon the settlement of Restricted Share Units may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock upon the settlement of Restricted Share Units or portion thereof prior to fulfillment of all of the following conditions: (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

3 (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and (d) The receipt by the Company of full payment of all amounts which, under federal, state or local tax law, the Company (or Subsidiary) is required to withhold upon the settlement of the Restricted Share Units. Section 3. Payment of Restricted Share Units 3.1 Timing of Payment of Restricted Share Units. Restricted Share Units shall be paid in accordance with the following: (a) To the extent Restricted Share Units vest under Sections 2.1, such Restricted Share Units shall be paid upon such Normal Vesting Date. (b) To the extent Restricted Share Units vest under Sections 2.2, such Restricted Share Units shall be paid upon termination of employment. 3.2 Form of Payment. Vested Restricted Share Units shall be paid in shares of Company Stock. Section 4. Other Provisions 4.1 Administration. The Committee shall have the power to interpret the Plan and this Restricted Share Unit Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend, or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Share Units. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Restricted Share Unit Agreement except with respect to matters which under Rule 16b−3 or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. 4.2 Restricted Share Units Not Transferable. Neither the Restricted Share Units nor any interest or right therein or part thereof shall be sold, pledged, alienated, assigned, or otherwise transferred or encumbered other than by will or the laws of descent and distribution, unless and until the shares underlying such Restricted Share Units have been issued, and all restrictions applicable to such shares have lapsed. Neither the Restricted Share Units nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Grantee or Grantee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

4 4.3 Shares to Be Reserved. The Company shall at all times during the term of the Restricted Share Units reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Restricted Share Unit Agreement. 4.4 Notices. Any notice to be given under the terms of this Restricted Share Unit Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to Grantee at the address (including an electronic address) then reflected in the Company’s books and records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to the Company or Grantee. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee`s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when (i) delivered in person, (ii) delivered in an electronic form approved by the Company, (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iv) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier. 4.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Restricted Share Unit Agreement. 4.6 Construction. This Restricted Share Unit Agreement shall be administered, interpreted, and enforced under the internal laws of the State of Tennessee without regard to conflicts of laws thereof. 4.7 Severability. In the event that any provision of this Restricted Share Unit Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Share Unit Agreement and this Restricted Share Unit Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein. 4.8 Conformity to Securities Laws. The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Share Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Restricted Share Unit Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. 4.9 Withholding of Taxes. Company shall have the right to (i) make deductions from the number of shares of Common Stock otherwise deliverable to the Grantee under this Restricted Share Unit Agreement in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law provided; that, such amount shall not exceed the applicable maximum

5 statutory withholding requirements, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations. 4.10 Electronic Delivery and Electronic Signature. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that Grantee’s electronic signature is the same as, and shall have the same force and effect as, Grantee’s manual signature. Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan. 4.11 Inconsistencies between Plan Terms and Terms of Restricted Share Unit Agreement. If there is any inconsistency between the terms of this Restricted Share Unit Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Restricted Share Unit Agreement. 4.12 Acceptance of this Award. If you agree to all of the terms of this Restricted Share Unit Agreement, and would like to accept the Restricted Share Units subject to this Restricted Share Unit Agreement, you must sign and date this Restricted Share Unit Agreement where indicated below. For this Award to remain effective, you must accept it on or before the date that is 90 calendar days after the date of this Restricted Share Unit Agreement (the “Acceptance Date”). If you do not accept the Award by 5:00 p.m. Eastern Time on the Acceptance Date, the Award and this Restricted Share Unit Agreement will become void and of no further effect (unless otherwise agreed to by the Company). 4.13 No Guarantee of Employment; Limitation of Rights. Nothing in this Restricted Share Unit Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause. In addition, the granting of the Restricted Share Units will not give Grantee any rights to similar grants in future years. 4.14 Amendments or Termination. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Restricted Share Unit Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Restricted Share Units shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected. Notwithstanding any other provision of the Plan or this Restricted Share Unit Agreement, the Company may terminate this Restricted Share Unit Agreement and either issue shares of Common Stock deliverable upon vesting hereunder or pay the Grantee cash for the Restricted Share Units based upon the Fair Market Value of the shares of Common Stock subject hereto at the time of such termination in accordance with Section 1.409A- 3(j)(4)(ix) of the Treasury Regulations.

6 4.15 Section 409A. The parties acknowledge and agree that, to the extent applicable, this Restricted Share Unit Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision of this Restricted Share Unit Agreement to the contrary, in the event that the Company determines that any compensation or benefits payable or provided under this Restricted Share Unit Agreement may be subject to Section 409A of the Code, the Company, with the Grantee’s consent, may adopt such limited amendments to this Restricted Share Unit Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Restricted Share Unit Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Restricted Share Unit Agreement or (ii) comply with the requirements of Section 409A of the Code. In furtherance of the foregoing, to the maximum extent permitted by applicable law, the settlement of the Restricted Share Units (including any dividend equivalent rights) to be made to the Grantee pursuant to this Agreement is intended to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Regulations and this Agreement shall be interpreted consistently therewith. However, under certain circumstances, settlement of the Restricted Share Units or any dividend equivalent rights may not so qualify, and in that case, the Company shall administer the grant and settlement of such Restricted Share Units and any dividend equivalent rights in strict compliance with Section 409A of the Code. Further, notwithstanding anything herein to the contrary, if at the time of the Grantee’s termination of employment with the Company, the Grantee is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Grantee) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Grantee’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. Each payment under this Restricted Share Unit Agreement shall be considered a separate payment for purposes of Section 409A of the Code. Notwithstanding any other provision of this Restricted Share Unit Agreement, to the extent the delivery of the shares represented by this Restricted Share Unit Agreement is treated as non- qualified deferred compensation subject to Section 409A of the Code, then no delivery of such shares shall be made upon the Grantee’s termination of employment unless such termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations. Although the Company intends to administer this Restricted Share Unit Agreement so that the Award will be exempt from, or will be interpreted and comply with, the requirements of Section 409A of the Code, the Company does not warrant that the Award made under this Restricted Share Unit Agreement will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to the

7 Grantee for any tax, interest, or penalties that Grantee might owe as a result of the Award made under this Restricted Share Unit Agreement. 4.16 Definitions. As used in this Restricted Share Unit Agreement the following terms shall have the meaning set forth below: (a) “Cause” shall have the meaning set forth in the Grantee’s employment agreement with the Company (or, if the Grantee’s employment is terminated under circumstances in which the Grantee’s change in control agreement with the Company governs, then such change in control agreement). (b) “Good Reason” shall have the meaning set forth in the Grantee’s employment agreement with the Company (or, if the Grantee’s employment is terminated under circumstances in which the Grantee’s change in control agreement with the Company governs, then such change in control agreement). (c) “Permanent Disability” shall have the meaning set forth in the long-term disability plan of the Company. (d) “Retirement” shall mean the termination of Grantee’s active employment with the Company or any of its Subsidiaries or Affiliates other than by the Company for Cause or due to Grantee’s death or Permanent Disability and on or after such Grantee having reached the age of 54 and five years of service with the Company; provided, that (i) in the case of a voluntary resignation by Grantee, Grantee provides advanced written notice of such resignation to the Company at least (A) three months following the Grant Date and (B) six months prior to the effective date of such resignation, (ii) at the time of such resignation, the Grantee’s successor as Chief Executive Officer has been appointed by the Board and publicly disclosed, (iii) if requested by the Board, Grantee agrees to provide reasonable transition services for up to six months following the appointment of a successor to the Chief Executive Officer position, and (iv) at the time of Grantee’s written notice of Retirement and subsequent resignation, there are no circumstances that would entitle the Company to terminate Grantee’s employment for Cause. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. GRANTEE: ______________________________________ _____________________________ Name Date Signed

A-1 EXHIBIT A PROTECTIVE AGREEMENT This Protective Agreement (“Agreement”) is made by and between Tractor Supply Company and its subsidiaries, affiliates, successors and assigns (the “Company”) and the undersigned individual (“Executive”). WHEREAS, the Company and Executive agree that the Company has a legitimate business interest in, among other things, its Confidential Information (defined below) and Trade Secrets (defined below), and in the significant time, money, training, team building and other efforts it expends to develop Executive’s skills to assist Executive in performing Executive’s duties for the Company, including with respect to establishing, developing and maintaining the goodwill and business relationships with the Company’s customers, vendors and employees, all of which Executive agrees are valuable assets of the Company to which it has devoted substantial resources; WHEREAS, the Company and Executive agree that the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers, vendors and employees are not generally known to the public, were developed over time and at significant cost to the Company, and are the subject of reasonable efforts of protection by the Company against disclosure to unauthorized parties; and WHEREAS, as part of performing Executive’s duties for the Company, Executive will have access to and/or will use the Company’s Confidential Information and Trade Secrets and will work with customers, vendors and Employees; and WHEREAS, the Company and Executive agree that this Agreement is reasonable to protect the Company against the irreparable harm it would suffer if Executive left the Company’s employment (for any reason) and used or disclosed its Confidential Information and Trade Secrets, and/or interfered with the goodwill and relationships the Company has in its customers, vendors and employees. NOW, THEREFORE, for good and valuable consideration, to which Executive would not otherwise be entitled without entering into this Agreement, including: (a) the promises and covenants contained in this Agreement; (b) Executive’s employment or continued employment with the Company; (c) Executive’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers, vendors and employees; and (d) the opportunity to receive an equity grant from the Company pursuant to the Tractor Supply Company Restricted Share Unit Agreement, the Company and Executive agree as follows (including the foregoing recitals which are expressly incorporated in this Agreement): 1. Disclosures. In order to maintain Executive’s confidentiality obligations and to avoid conflicts of interest which may arise, Executive will disclose (and allow the Company to disclose) to any future prospective employers the existence of this Agreement and the nature of Executive’s confidentiality and restrictive covenant obligations arising from it before Executive accepts any new position of employment.

A-2 2. Definitions. 2.1. “Confidential Information” means information that is created and used in the Company’s business and which is not generally known by the public, including but not limited to: trade secrets proprietary or customized software and databases; manufacturing processes and methods, product formulas, research and development; new product plans; the Company’s confidential records pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company maintains as confidential. Executive specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Executive in the course of or as a result of Executive’s employment with the Company. Confidential Information does not include information that is or may become known to Executive or to the public from sources outside the Company and through means other than a breach of this Agreement or disclosed by Executive after written approval from the Company. 2.2. “Competitive Product or Service” means any product, process, system or service (in existence or under development) of any person or organization other than the Company that is the same as, similar to, or competes with, a product, process, system or service (in existence or under development) upon which Executive worked or had responsibilities at the Company during the twenty-four (24) months prior to the Last Day (as defined below). 2.3. “Competitor” means Executive or any other person or organization engaged in or about to become engaged in, research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service. Executive and the Company agree that the definition of “Competitor” specifically includes, but is not limited to, Lowe’s, Home Depot, Ace Hardware, True Value, PetSmart, Petco, Chewy’s and their respective organizations, partnerships, ventures, sister companies, franchisees, affiliates or any organization in which they have an interest and which are involved in the farm and ranch, pet, and/or hardware industry, or which otherwise compete with the Company. For purposes of this Agreement, “Competitor” is further limited to any general or specialty retail, wholesale membership club, or merchandising business, inclusive of its respective parent companies, subsidiaries and/or affiliates, that: (a) (i) sells farm and ranch, pet and/or hardware goods or merchandise at retail to consumers and/or businesses (whether through physical locations, via the internet or combined), or (ii) has plans to sell such goods or merchandise at retail to consumers and/or businesses (whether through

A-3 physical locations, via the internet or combined) within twenty-four (24) months following Executive’s Last Day; and (b) has gross annual consolidated sales volume or revenues attributable to its retail operations (whether through physical locations, via the internet or combined) equal to or in excess of $100 million. Prior to accepting a position with a Company who could reasonably be considered a Competitor under this Section, Executive agrees to consult with the Executive Vice President of Human Resources, or his/her successor, for clarification as to whether or not the Company views a prospective employer, consulting client or other business relationship as a Competitor. 2.4. “Customer” means any person(s) or entity(ies) whom, within twenty-four (24) months prior to the Last Day, Executive, directly or Indirectly (e.g., through Executives whom Executive supervised): (a) provided products or services in connection with the Company’s business; or (b) provided written proposals concerning receiving products or services from the Company. 2.5. “Indirectly” means (including as defined in Section 2.4) that Executive will not assist others in performing business activities that Executive is prohibited from engaging in directly under this Agreement. 2.6. “Last Day” means Executive’s last day of employment with the Company regardless of the reason for Executive’s separation, including voluntary and involuntary. 2.7. “Restricted Geographic Area” means the territory (i.e.: (i) state(s), (ii) county(ies), or (iii) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, Executive: (a) provided Material services on behalf of the Company (or in which Executive supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold services on behalf of the Company (or in which Executive supervised, directly or Indirectly, the solicitation or servicing activities related to such Customers). “Material” means the Executive’s primary job duties and responsibilities in connection with working with Customers or directly supervising individuals who work with Customers. 2.8. “Restricted Period” means the period of Executive’s employment with the Company and a period of months after the Last Day as set forth below based upon Executive’s job position with the Company. Executive recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Executive holds at the Company. i. CEO 24 months ii. President 24 months iii. EVP 18 months iv. SVP 12 months

A-4 v. VP 6 months 2.9. “Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016. 3. Restrictive Covenants. To protect the Company’s legitimate business interests, including with respect to Executive’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees, Executive agrees that: 3.1. Non-Competition. During the Restricted Period and within the Restricted Geographic Area, Executive will not, directly or Indirectly, perform the same or similar responsibilities Executive performed for the Company for a Competitor in connection with a Competitive Product or Service. Notwithstanding the foregoing, Executive may accept employment with a Competitor whose business is diversified, provided that: (a) Executive will not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives prior written assurances from the Competitor and Executive that are satisfactory to the Company that Executive will not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Executive from investing Executive’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person. 3.2. Non-Solicitation, Non-Inducement and Non-Hire of Employees. During the Restricted Period, Executive shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees with whom Executive worked, had business contact, or about whom Executive gained non-public or Confidential Information (“Employees or Former Employees”); (b) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company or find employment or work with another person or entity; (c) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (d) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; (e) offer employment or work to any Employees or Former Employees; and/or (f) hire, employ, or engage in a business venture with, or attempt to hire or engage in a business with, any person then employed by the Company as a manager or executive or who has left the employment of the Company within the preceding three (3) months.

A-5 3.3. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company at the time of the attempted recruiting or hiring, but were employed by, or working for the Company in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference. 3.4. Non-interference of Vendors and Suppliers. During the Restricted Period, Executive will not directly or Indirectly interfere with the Company’s relationships with its vendors or suppliers in any way that would impair the Company’s relationship with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company. 3.5. Covenants are Reasonable. Executive acknowledges and agrees that: the covenants in this section are necessary and essential to protect the Company’s Confidential Information, Trade Secrets and the goodwill in its customers and Executives; the area, duration and scope of the covenants in this section are reasonable and necessary to protect the Company; they do not unduly oppress or restrict Executive’s ability to earn a livelihood in Executive’s chosen profession; they are not an undue restraint on Executive’s trade or any of the public interests that may be involved; good and valuable consideration exists for Executive’s agreement to be bound by such covenants; and the Company has a legitimate business purpose in requiring Executive to abide by the covenants set forth in this section. 3.6. Certain Prohibitions on Non-competes. Employee understands that Employee’s restrictive covenant obligations in this Section shall not apply to Employee if Employee is covered under applicable state statute or local ordinance/rule prohibiting non- competes or non-solicits, including on the basis of Employee’s income at the time of enforcement. Current examples of states/jurisdictions with such prohibitions include, but are not limited to: Alabama; California; District of Columbia; Illinois; Maine; Maryland; Massachusetts; Nevada; New Hampshire; Oklahoma; Oregon; North Dakota; Rhode Island; Virginia; and Washington. 4. Confidential Information and Trade Secrets. 4.1. Access and Use. Executive expressly acknowledges and agrees that, by virtue of Executive’s employment with the Company and exercise of Executive’s duties for the Company, Executive will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company, all of which is the Company’s exclusive property. Accordingly, Executive agrees that Executive will not, and will not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for Company; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.

A-6 4.2. Duration of Confidential Information and Trade Secrets. This obligation of non-disclosure and non-use shall last so long as the information remains confidential. Executive, however, understands that, if Executive primarily lives and works in any state requiring a temporal limit on non-disclosure clauses, Confidential Information that is not a Trade Secret shall be protected for no less than two (2) years following the Last Day. Executive also understands that Trade Secrets are protected by statute and are not subject to any time limits. Executive also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Executive has any questions about whether such information is protected information. 4.3. Immunity under the Defend Trade Secrets Act of 2016. Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act. 4.4. Non-Disparagement: Executive agrees that, except in the good faith performance of Executive’s duties for the Company and subject to the exceptions in Section 4.3 and 4.5, Executive will not at any time after the date hereof, disparage, criticize or make any negative remarks or comments, orally or in writing, to any third party, via media or otherwise, about the Company, an affiliate of the Company, or about any director, officer, employee or agent of any of the above, which remarks or comments reasonably could be expected to harm, injure, or potentially harm, or injure the goodwill or reputation of the Company. The term “media” as used herein includes, without limitation, radio, television, film, internet, and social media, such as Twitter and Facebook. 4.5. Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation; especially with respect to a federal or state administrative agency (e.g., EEOC, equivalent state employment agency, etc.), or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Executive from exercising Executive’s rights under Section 7 of the National Labor Relations Act (NLRA) or otherwise disclosing information as permitted by law. 5. Return of Company Property and Information. Executive agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). Executive shall also disclose to Company any passwords for Executive’s computer or other access codes for anything associated with Executive’s employment with the Company, and shall not delete or modify or alter any property prior to its return to the Company.

A-7 6. Assignment of Inventions and Original Works. 6.1. Prior Inventions and Creative Works. Executive understands Executive’s obligation (on or before the date Executive executes this Agreement) to identify to the Company in writing any of Executive’s Prior Inventions or Creative Works. Executive’s failure to do so means that no such Prior Inventions or Creative Works exist. Executive agrees not to incorporate, or permit to be incorporated, any Prior Invention or Creative Works owned by Executive, or in which Executive has an interest, into a Company product, process, program, or machine, including any software code created or developed on the Company’s behalf or in which the Company has an ownership interest pursuant to the terms of this Agreement, without the Company’s prior written consent. “Prior Inventions” means all Inventions that were made by Executive prior to Executive’s employment with the Company, that belong to Executive and which relate to the Company’s current or proposed business, products, services, or research and development, and are not presently assigned by Executive under this Agreement. “Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs and code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements. 6.2. Assignment of Inventions. Executive agrees to promptly make full written disclosure to the Company of, to hold in trust for the sole right and benefit of the Company, and presently assign to the Company (or its designees), without any additional consideration, all of Executive’s right, title, and interest in and to any and all Inventions that Executive Invents during Executive’s employment or for a period of one (1) year following the Last Day. Executive understands that the obligations under this Section do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Executive’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for the Company. “Invention(s)” means inventions, developments, concepts, improvements, designs, discoveries, devices, apparatus, processes, practices, compositions, formulas, machines, articles of manufacture, methods (including business methods), inventive ideas, algorithms, computer software code and programs, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Executive Invents, either solely or jointly, during normal working hours or when Executive is expected to be working, or that relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or that are substantially aided by Executive’s use of the Company’s equipment, supplies, facilities, or Confidential Information or Trade Secrets, or contains any of the Company’s Confidential Information or Trade Secrets, or that are the direct or substantial result of any work performed by Executive for the Company. “Invent,” “Invents,” and “Invented” means to conceive of, develop, reduce to practice, or otherwise invent (as that term is commonly understood) and is not limited to its general usage under U.S. or foreign patent law.

A-8 6.3. Works Made for Hire. Executive acknowledges that all Creative Works that are made by Executive (solely or jointly with others) within the scope of and during the period of Executive’s employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C. § 101) and are deemed specially ordered by the Company under the U.S. Copyright law. In the event that any Creative Work is determined not to be a “work made for hire,” this Agreement shall operate as an irrevocable assignment by Executive to the Company of all applicable state, federal, and international copyrights, trademarks, service marks, or other similar rights in the Creative Work, including all right, title, and interest. 6.4. Patent and Copyright Registrations. Executive agrees (both during and after employment) to: assist the Company (or its designees), at the Company’s expense, but without additional compensation to Executive, to secure the Company’s rights, as well as the rights of any government entities or third parties to which the Company directs any assignment, in any Inventions, copyrights, or other intellectual property rights in any and all countries. If the Company is unable for any reason whatsoever, including the Company’s inability after expending reasonable efforts to locate Executive or the Executive’s mental or physical incapacity, to secure Executive’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations or other intellectual property rights (or on any document transferring ownership thereof) covering Inventions, Prior Inventions, or Creative Works assigned to the Company under this Agreement, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact to act for and on Executive’s behalf and in Executive’s stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations or transfers thereof with the same legal force and effect as if executed by Executive. This appointment is coupled with an interest in and to the Inventions and Creative Works and shall survive Executive’s death or disability. 6.5. Duty to Disclose Information and Maintain Records. Executive agrees that while employed and for two (2) years following the Last Day, to promptly disclose to the Company in writing all Inventions and Creative Works authored or conceived by Executive, alone or jointly with others, along with all attempts to register, patent, or otherwise claim ownership over or alienate such Inventions and Creative Works. 6.6. Moral Rights. To the maximum extent allowed by law, the assignment of rights in this Section 6 includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively, “Moral Rights”). To the extent that Executive retains any such Moral Rights under applicable law, Executive hereby ratifies and consents to (and provides all necessary ratifications and consents to) any action that may be taken with respect to such Moral Rights by (or authorized by) the Company, and Executive agrees not to assert any Moral Rights with respect thereto. Executive will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

A-9 6.7. Exceptions to Assignments. Executive understands that the obligations under this Section 6 do not apply to any Invention for which no equipment, supplies, facility, or Confidential Information or Trade Secrets of the Company was used and which was developed entirely on Executive’s own time, unless (a) the Invention relates (i) to the business of the Company, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for the Company. 7. At-Will. Executive acknowledges and agrees that nothing in this Agreement is a guarantee or assurance of employment for any specific period of time. Executive understands that Executive is an at-will employee and that either Executive or Company may terminate this at-will employment relationship at any time for any reason not prohibited by law. 8. Severability and Reformation. The covenants in each section of this Agreement are independent of any other provisions of this Agreement. Each term in this Agreement constitutes a separate covenant between the parties, and each term is fully severable from any other term. Executive and the Company agree if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to comport with the reasonable intent and expectations of the parties and in favor of providing reasonable protection to all of the Company’s legitimate business interests, and such modification shall not affect the remaining provisions of this Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable. 9. Tolling. Where permitted by law, the Company reserves the right to request, and Executive will not object, that a court of competent jurisdiction extend the Restricted Period for any period of time that Executive is in breach of this Agreement as a form of equitable relief so that the Company receives the full benefit of Executive’s promises in the restrictive covenants. 10. Relief, Remedies and Enforcement. Executive acknowledges and agrees that a breach of any provision of this Agreement by Executive will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone will not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Executive, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Executive further agrees that should Executive breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it, including the recovery and return of any amount paid to Executive to enter into this Agreement, the disgorgement of any profits, commissions, or fees realized by Executive, any subsequent employers, any business owned or operated by Executive, or any of Executive’s agents, heirs, or assigns. Executive further agrees that should Executive breach this Agreement, the Restricted Share Units (“RSUs”) granted to Executive shall be automatically forfeited without consideration effective as of the date on which such breach first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Executive shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to seek injunctive relief or recover damages as a result of Executive’s breach of this Agreement.

A-10 Without limiting the foregoing, to the extent permitted under applicable law, any shares that have previously been delivered to Executive or Executive’s beneficiaries or heirs on vesting of the RSUs, and which are still held by Executive or Executive’s beneficiaries or heirs as of the date of such breach, shall immediately be forfeited without consideration. Executive shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Executive’s breach of any provisions of this Agreement. 11. Entire Agreement, Amendments. Executive agrees that this Agreement constitutes the entire agreement and understanding between the parties and supersedes any prior agreements, either oral or in writing, between Executive and the Company with respect to all matters within the scope of this Agreement, including but not limited to any restrictive covenants contained in Executive prior employment agreements (if any). No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and the President of the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party. 12. No Conflicts. Executive represents and warrants that Executive’s performance of all the terms of this Agreement, and the performance of Executive’s duties as an Executive of the Company or the fact of Executive’s employment with the Company, do not and will not breach any agreement between Executive and any other person, including any prior employer. 13. Survival. The obligations Executive has undertaken in this Agreement shall survive the Last Day and no dispute regarding any other provisions of this Agreement or regarding Executive’s employment or the termination of Executive’s employment shall prevent the operation and enforcement of these obligations. 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one instrument. A signature made on a .PDF or facsimile copy of this Agreement or a signature to this Agreement transmitted by .PDF or facsimile shall have the same effect as an original signature. 15. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Executive may not assign Executive’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement. Any and all rights and remedies of the Company under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company. 16. Governing Law/Venue/Waiver. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee without reference to principles of conflicts of laws. 17. Restrictive Covenant Addenda. Executive acknowledges and agrees that different restrictive covenant obligations than those set forth in Section 3 above may apply to Executive if Executive resides or works in certain jurisdictions. While Executive resides or works in such a state, including on the Last Day, Executive agrees that the restricted activities set forth

A-11 in Section 3, as well as any other applicable obligations set forth in this Agreement, shall be superseded only as set forth in the Addendum attached hereto as Appendix A. 18. Electronic Signature. Executive agrees that the Company may enforce this Agreement with a copy for which Executive has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Executive’s electronic signature shall be the same as, and shall have the same force and effect as, Executive’s written signature. By electronically accepting this Agreement, Executive agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” IN WITNESS WHEREOF, the undersigned have executed this Agreement freely and voluntarily with the intention of being legally bound by it. EXECUTIVE By: Name: Dated: TRACTOR SUPPLY COMPANY By: Name: Dated:

APPENDIX A ADDENDA TO THE PROTECTIVE AGREEMENT As set forth in Section 17 of the Protective Agreement, Executive acknowledges and agrees that different restrictive covenant obligations than those set forth in Section 3 above may apply to Executive if Executive resides or works in any of the following jurisdictions: California Louisiana Massachusetts Nebraska North Dakota Oklahoma Virginia Washington Wisconsin

CALIFORNIA ADDENDUM Capitalized terms used but not defined in this Addendum shall have the respective meanings ascribed to such terms in the Protective Agreement (“Agreement”). In connection with my new or continuing employment with Tractor Supply Company (or one of its subsidiaries or affiliated companies) (the “Company”) and for other good and valuable consideration (the receipt and sufficiency all of which I acknowledge), to the extent that California law applies, my signature to the Agreement is my agreement to the modifications set forth below in this California Addendum. No. 1: Section 2.8 “Restricted Period” is amended such that the following language solely applies: “Restricted Period” means the period of Employee’s employment with the Company. Employee recognizes that these durational terms are reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each administrative position Employee holds at the Company. No. 2: Section 4.5 “Additional Legal Exceptions to Non-Disclosure Obligations” is amended such that the following language is added immediately following the last sentence therein: Further, notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between the Company and Executive, nothing in this Agreement shall prevent Executive from: (a) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful; or (b) reporting possible violations of law or regulation with any federal government agency or similar state or local agency, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure. No. 3: Section 6.7 “Exceptions to Assignments” is amended such that the following language solely applies: Executive understands that the obligations under this Section 6 do not apply to any Invention that fully qualifies under California Labor Code Section 2870. Executive further understands that the provisions of California Labor Code Section 2870 do not require

Executive to assign or offer to assign to the Company any Invention other than in accordance with California law, as follows: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (ii) result from any work performed by the employee for the employer. (b) To the extent a provision in this Agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. Executive will advise the Company promptly in writing of any inventions that Executive believes meets the criteria of Labor Code Section 2870 and are not otherwise previously disclosed to permit a determination of ownership by the Company. Any such disclosure will be received in confidence. No. 4: Section 8 “Severability and Reformation” is amended such that the following language solely applies: Should any one or more of the parts or subparts of a provision contained in this Agreement, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other part or subpart of a provision of this Agreement or any other jurisdiction, but the parties agree that a court shall reform and construe this Agreement as if such invalid, illegal or unenforceable part or subpart of a provision had never been contained in this Agreement, and a court shall reform such part or subpart so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction Without limiting the foregoing, the parties intend that the parts and subparts in this Agreement shall be deemed a series of separate covenants and agreements. If, in any legal proceeding, a court shall refuse to enforce all the parts and subparts, that part or subpart shall be severed from this Agreement. It is the intention of the parties that the remaining non-eliminated separate parts and subparts be enforced in such a proceeding. No. 5: Section 16 “Governing Law/Venue/Waiver” is amended such that the following language solely applies:

This Agreement shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflicts of laws.